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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            August 6, 1997

                                 ABS Group Inc.
               (Exact name of registrant as specified in charter)


   Delaware                         0-19814                        87-0462198
(State or Other                   (Commission                     (IRS Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                        Number)


818 East South Temple Street, Salt Lake City, Utah                 84102
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code        801-521-8000



          (Former name or former address, if changed since last report)


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ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - 25,000 shares of $.0001 par value common stock sold at $2.00 per share for gross proceeds of $50,000 received by Registrant on June 9, 1997 - with securities being issued, as per participant's agreement with Registrant on August 6, 1997 thereby concluding transaction on August 6, 1997.

B.       NAME OF THE PLACEMENT AGENT(S) IS -None

C. CONSIDERATION RECEIVED - Total cash consideration of $50,000 was paid directly to Registrant with no deductions therefrom.

D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.



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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ABS GROUP INC.



                                                 By  /Emanuel A. Floor/
                                                     ---------------------
                                                     Emanuel A. Floor, President

Date: August 18, 1997


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